Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following unaudited pro forma combined financial information has been prepared using the acquisition method of accounting, giving effect to LINKBANCORP, Inc.’s (“LINK”) merger with GNB Financial Services, Inc. (“GNBF”). It is noted that the merger was consummated effective September 18, 2021. The merger of GNBF with and into LINK was accounted for as a reverse acquisition using the acquisition method of accounting, in accordance with the provisions of FASB ASC 805 Business Combinations. As such, GNBF was the accounting acquirer and LINK was the accounting acquiree. Accordingly, the hypothetical purchase consideration paid by GNBF to complete the acquisition of LINK was allocated to LINK’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The fair value adjustments made to the acquired assets and liabilities of LINK are considered preliminary at this time and are subject to change as LINK finalizes its fair value determinations. There can be no assurance that the final determination will not result in material changes from the amounts presented in these pro forma financial statements.

The unaudited pro forma combined financial statements have been prepared in accordance with Article 8-05 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments, and presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as management’s adjustments. LINK has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma combined financial information.

Pro forma combined consolidated balance sheet is not included in this analysis since the merger was consummated effective September 18, 2021, and the LINK Form 10-Q as of September 30, 2021 includes the actual balance sheet impact of the merged entities and the transaction accounting adjustments.

The following unaudited pro forma combined statements of operations give effect to the proposed acquisition as if the acquisition occurred at the beginning of the period for the year ended December 31, 2020 and for the nine months ended September 30, 2021. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2021 include the results of operations for LINK as reported on Form 10-Q for the quarterly period ended September 30, 2021 and the results of operation for LINK, the accounting acquiree, for the period from January 1, 2021 through September 17, 2021, adjusted for transaction accounting adjustments. The results of operations for LINK as reported on Form 10-Q for the period ended September 30, 2021 include the stand-alone operating results for GNBF, the accounting acquirer, for the period from January 1, 2021 through the merger date of September 17, 2021 and the combined company results of operations from September 18, 2021 through September 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 include results of operation for GNBF, the accounting acquirer, and LINK, the accounting acquiree, along with transaction accounting adjustments.

Certain reclassification adjustments have been made to GNBF’s unaudited pro forma financial statements to conform to LINK’s financial statement presentation. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of LINK common stock or the actual or future results of operations of LINK for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Combined Statement of Operations for nine months ended September 30, 2021

($ In Thousands, Except Per Share Data)

	LINKBANCORP, Inc. as reportd on Form 10-Q	(Accounting Acquiree) LINKBANCORP, Inc. (1/1/2021 to 9/17/2021)	Transaction Accounting Adjustments		Pro Forma Combined
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$8,638	$11,546	$1,813	(1)	$21,997
Other	1,921	106	(36	)(2)	1,991

Total interest and dividend income	10,559	11,652	1,777		23,988

INTEREST EXPENSE
Deposits	1,470	1,077	(165	)(3)	2,382
Short-term borrowings	—	10	—		10
Other Borrowings	25	451	—		476
Subordinated debt	37	726	(130	)(4)	633

Total interest expense	1,532	2,264	(295)		3,501

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	9,027	9,388	2,072		20,487

Provision for Loan Losses	548	768	—		1,316

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,479	8,620	2,072		19,171

NONINTEREST INCOME
Service charges on accounts	517	99	—		616
Bank owned life insurance	176	96	—		272
Other	865	217	—		1,082

Total noninterest income	1,558	412	—		1,970

NONINTEREST EXPENSE
Salaries and employee benefits	3,397	5,586	—		8,983
Occupancy	507	627	—		1,134
Equipment and data processing	803	792	—		1,595
Professional fees	264	336	—		600
FDIC insurance	150	159	—		309
Bank shares tax	260	265	—		525
Advertising		225	—		225
Merger related expenses	3,968	1,595	(5,563	)(5)	—
Other	1,354	938	122	(6)	2,414

Total noninterest expenses	10,703	10,523	(5,441)		15,785

Income (loss) before income tax (benefit) expense	(666)	(1,491)	7,513		5,356
Income tax (benefit) expense	(167)	(2,922)	1,289	(7)	(1,800)

NET INCOME (LOSS)	$(499)	$1,431	$6,224		$7,156

EARNINGS PER SHARE (LOSS)
EARNINGS PER SHARE (LOSS), BASIC	$(0.08)	$0.29			$0.73
EARNINGS PER SHARE (LOSS), DILUTED	$(0.08)	$0.27			$0.70
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	5,888,008	4,967,986	(1,042,111	)(8)	9,813,883
DILUTED	5,888,008	5,379,387	(1,042,111	)(8)	10,225,284

Unaudited Pro Forma Combined Statement of Operations for twelve months ended December 31, 2020

($ In Thousands, Except Per Share Data)

	(Accounting Acquirer) GNB Financial Services Inc.	(Accounting Acquiree) LINKBANCORP, Inc.	Transaction Accounting Adjustments		Pro Forma LINKBANCORP, INC. Combined
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$11,494	$12,267	$2,315	(1)	$26,076
Other	2,797	291	(48	)(2)	3,040

Total interest and dividend income	14,291	12,558	2,267		29,116

INTEREST EXPENSE
Deposits	2,658	2,784	(190	)(3)	5,252
Short-term borrowings	—	5	—		5
Other Borrowings	59	332	—		391
Subordinated debt	0	260	(174	)(4)	86

Total interest expense	2,717	3,381	(364)		5,734

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	11,574	9,177	2,631		23,382

Provision for Loan Losses	184	2,470	—		2,654

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,390	6,707	2,631		20,728

NONINTEREST INCOME
Service charges on accounts	743	74	—		817
Bank owned life insurance	186	146	—		332
Other	825	429	—		1,254

Total noninterest income	1,754	649	—		2,403

NONINTEREST EXPENSE
Salaries and employee benefits	4,544	5,785	—		10,329
Occupancy	535	813	—		1,348
Equipment and data processing	1,188	870	—		2,058
Professional fees	538	441	—		979
FDIC insurance	73	261	—		334
Bank shares tax	294	228	—		522
Advertising
Merger related expenses	—	119	(119	)(5)	—
Other	1,134	603	163	(6)	1,900

Total noninterest expenses	8,306	9,120	44		17,470

Income (loss) before income tax (benefit) expense	4,838	(1,764)	2,587		5,661
Income tax (benefit) expense	645	—	543	(7)	1,188

NET INCOME (LOSS)	$4,193	$(1,764)	$2,044		$4,473

EARNINGS PER SHARE (LOSS)
EARNINGS PER SHARE (LOSS), BASIC	$5.38	$(0.38)			$0.47
EARNINGS PER SHARE (LOSS), DILUTED	$5.38	$(0.38)			$0.47
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	779,000	4,627,274	4,067,556	(8)	9,473,830
DILUTED	779,000	4,627,274	4,165,994	(8)	9,572,268

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1)

The ASC 310-20 loan interest rate fair value and general credit fair value adjustments and the ASC 310-30 accretable yield will be substantially recognized over the expected life of the loans and is expected to increase pro forma pre-tax interest income by $1.8 million for the nine months ended September 30, 2021, and $2.3 million for the twelve months ended December 31, 2020. No pro forma earnings impact was assumed from the ASC 310-30 non-accretable discount or ASC 310-20 loan fee reversals and existing loan fair value balances.

2)

Adjustment includes prospective reclassification of existing available-for-sale securities fair value adjustment of $95 thousand to an amortizing premium which will be amortized into income based on the expected life. This investment adjustment is expected to decrease pro forma pre-tax interest income by $36 thousand for the nine months ended September 30, 2021, and $48 thousand for the twelve months ended December 31, 2020. An additional other interest income adjustment of $6 thousand for the nine months ended September 30, 2021, and $8 thousand for the twelve months ended December 31, 2020, was made to reflect lost interest income related to the payment of cash consideration of $10.1 million at a rate of 0.08%, the September 30, 2021, federal funds rate.

3)

Adjustment to reflect the amortization of certificate of deposit fair value adjustment which will be substantially recognized over the life of the deposits. These adjustments are expected to decrease pro forma pre-tax interest expense by $165 thousand for the nine months ended September 30, 2021 and $190 thousand for the twelve months ended December 31, 2020.

4)

Adjustment to reflect the amortization of subordinated debt fair value adjustment which will be substantially recognized over the period to the call date. This adjustment is expected to decrease pro forma pre-tax interest expense by $130 thousand for the nine months ended September 30, 2021 and $174 thousand for the twelve months ended December 31, 2020.

5)

Adjustment to other non-interest expense to reflect the reversal of merger-related expenses. For the nine months ended September 30, 2021, GNB’s merger expenses were $3.9 million and LINK’s merger expenses were $1.6 million. For the year ended December 31, 2020, LINK’s merger expenses were $119 thousand.

6)

Adjustment to reflect the amortization of the new core deposit intangible based upon an expected life of 10 years using sum-of-the-years’ digits method and is expected to increase pro forma pre-tax expense by $122 thousand for the nine months ended September 30, 2021, and $163 thousand for the twelve months ended December 31, 2020.

7)

Provision for income taxes was applied on income statement adjustments using an effective tax rate of 21%. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

8)

Adjustment to eliminate GNBF’s average common shares outstanding and recognize the issuance of LINK common stock based on the election of those GNBF shareholders that elected to receive LINK common stock at an exchange ratio of 7.3064. Adjusted diluted shares outstanding include the effect of LINK’s stock options and stock warrants.